UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  July 23, 2010
(Date of earliest event reported)

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VITACOST.COM, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-34468	37-1333024
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5400 Broken Sound Blvd. NW – Suite 500 Boca Raton, Florida 33487-3521
(Address of Principal Executive Offices)

(561) 982-4180
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is filed as an amendment (“Amendment No. 2”) to the Current Report on Form 8-K filed by Vitacost.com, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on July 16, 2010, as amended on Form 8-K/A (Amendment No. 1) filed by the Company with the SEC on July 21, 2010.  Amendment No. 2 is being filed to amend Item 5.02 to include the committees on the board of directors (the “Board”) to which the new directors, Christopher S. Gaffney, Mark A. Jung, Michael A. Kumin and Jeffrey M. Stibel, have been named.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2010, the Board made the following Board committee appointments with respect to the new directors:  (i)  Mr. Gaffney will serve on the Compensation Committee and the Nominating/Corporate Governance Committee; (ii) Mr. Jung will serve on the Audit Committee and the Compensation Committee; (iii) Mr. Kumin will serve on the Compensation Committee and the Nominating/Corporate Governance Committee; and (iv) Mr. Stibel will serve on the Audit Committee and the Nominating/Corporate Governance Committee.  As a result of these appointments, the composition of the Board committees will be as follows:  the Audit Committee is composed of Messrs. Jung and Stibel and Dr. Robert G. Trapp; the Compensation Committee is composed of Messrs. Gaffney, Kumin and Jung; and the Nominating/Corporate Governance Committee is composed of Messrs. Gaffney, Kumin and Stibel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 27, 2010

VITACOST.COM, INC.

By:	/s/ Richard P. Smith
Name:	Richard P. Smith
Title:	Chief Financial Officer